UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
 Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 14, 2012

BRIDGEPOINT EDUCATION, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34272	59-3551629
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13500 Evening Creek Drive North, Suite 600San Diego, California	92128
(Address of principal executive offices)	(Zip Code)

(858) 668-2586
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 15, 2012, the Compensation Committee adopted the 2012 Executive Profit Sharing Plan ("2012 Plan") for Messrs. Andrew S. Clark, Daniel J. Devine and Rodney T. Sheng, Dr. Jane L. McAuliffe and Ms. Diane L. Thompson (collectively, the "named executive officers").  Under the 2012 Plan, the payment to the named executive officers of annual performance-based cash bonuses related to 2012 performance will be based on the achievement of corresponding company-wide performance targets related to quality, EBITDA and revenue, with each respective metric receiving one-third of the weighting.  There will be no individual performance metrics.  The performance target for quality will require the achievement by our company in 2012 of certain quality metrics based on cohort default rates, 90/10 ratio, net promoter score, employee retention, and the development and enhancement of certain predictive modeling and learning tools.

The Compensation Committee has determined that the 2012 target bonus amounts for Messrs. Clark, Devine and Sheng would be 100%, 65% and 75%, respectively, of their annual base salaries, and that the 2012 target bonus amounts for Dr. McAuliffe and Ms. Thompson would be 55% and 35%, respectively, of their annual base salaries.  Actual bonus amounts paid to the named executive officers may be or more or less than the target bonus amounts. For 2012, the Compensation Committee determined that (1) the minimum or threshold bonus amount for each named executive officer will be 50% of the officer's target bonus amount, and (2) the maximum bonus amount for each named executive officer will be 200% of the officer's target bonus amount.  The Compensation Committee has the discretion to award bonus amounts that fall in between the threshold, target and maximum amounts for attainment of performance that falls in between the specified goals.

Item 5.07.    Submission of Matters to a Vote of Security Holders.
 On May 14, 2012, we held our 2012 Annual Meeting of Stockholders at which the stockholders (1) elected Andrew S. Clark and Patrick T. Hackett as Class III directors for a three-year term to expire at the 2015 Annual Meeting of Stockholders and (2) ratified the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2012.
 The final voting results on these matters were as follows:
 Proposal 1 - Election of two Class III directors for a three-year term to expire at the 2015 Annual Meeting of Stockholders:

Name	Votes For	Votes Withheld	Votes Abstained	Broker Non-Votes
Andrew S. Clark	42,824,769	2,932,669	—	3,247,486
Patrick T. Hackett	45,372,108	385,330	—	3,247,486
Proposal 2 - Ratification of selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2012:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
48,868,306	108,239	28,379	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 18, 2012		Bridgepoint Education, Inc.

	By:	/s/ Diane L. Thompson
Name: Diane L. Thompson
Title: Senior Vice President, Secretary and General Counsel